Exhibit 10.29

FIRST AMENDMENT
to
BUILD TO SUIT LEASE

     The first amendment (this "Amendment") is entered into as of January 15, 2008, by and between MICRON TECHNOLOGY, INC., a Delaware corporation and PHOTRONICS, INC., a Connecticut corporation in connection with the Build to Suit Lease (the "Lease") between the Parties dated May 5, 2006. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Lease.

RECITALS

     A. On May 5, 2006, the Parties entered into the Lease, and, in accordance with the terms thereof, Micron constructed the Micron Improvements upon the Land.

     B. Effective as of January 1, 2008 the Parties entered into a Supplemental Agreement as provided for in Section 4.2(c) of the Lease setting forth the Lease Commencement Date and the Rent Commencement Date.

     C. Section 3.1(a) of the Lease provides that the Parties shall enter into an amendment to the Lease to provide a legal description and depiction of the Land as Exhibits A and B to the Lease once the location of the Land has been identified.

     D. Section 5.1(a) of the Lease provides that Micron shall prepare and deliver to Photronics the Lease Payment Schedule setting forth the quarterly Base Rent. Section 5.1(a) further provides that Base Rent shall be calculated based upon amortization of all Development Costs in an amount not to exceed xxxx (Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.)

     E. The Parties desire to enter into this Amendment to amend the Rent Commencement Date, supply a legal description and depiction of the Land, establish a Lease Payment Schedule and increase the limit on Development Costs.

AGREEMENT

     In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt of which the Parties hereby acknowledge, the Parties hereby agree as follows:

     1. The description attached hereto as Schedule A shall constitute Exhibit A to the Lease and shall be incorporated therein. The legal description attached hereto as Schedule B shall constitute Exhibit B to the Lease and shall be incorporated therein.

     2. The schedule attached hereto as Schedule C shall constitute the Lease Payment Schedule described in Section 5.1(a) of the Lease.

     3. The Rent Commencement Date of January 1, 2008 set forth in the Supplemental Agreement between the Parties shall be changed to April 1, 2008.

     4. The language xxxx (Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.) set forth in Section 5.1(a) and (c) of the Lease shall be deleted and the following language shall be set forth in the place thereof:

          "Sixty-One Million Six Hundred and Sixty-One Thousand
          Six Hundred and Twenty-Six and No/100 Dollars ($61,661,626.00)"

     5. This Amendment, together with the Supplemental Agreement and the Transaction Documents and the exhibits and schedules referred to herein and therein, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and supersede any and all prior oral and written, and all contemporaneous oral, agreements or understandings pertaining thereto.  There are no agreements, understandings, restrictions, warranties or representations relating to such subject matter among the Parties other than those set forth herein and in the other documents, exhibits and schedules referred to herein and therein.  No verbal agreement or implied covenant shall be held to vary the provisions hereof, any statute, law or custom to the contrary notwithstanding.  This Amendment shall not be amended without the prior written consent of each Party hereto and shall only be amended by a written amendment executed by the Parties.  Any provision of this Amendment may be waived if, and only if, such waiver is in writing and is duly executed by the Party against whom the waiver is to be enforced.  No failure or delay by any Party in exercising any right, power or privilege under this Amendment shall operate as a waiver thereof nor shall any single or partial waiver or exercise thereof preclude the enforcement of any other right, power or privilege.

     6. This Amendment may be executed in counterparts, each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same agreement.  Execution and delivery of this Amendment by exchange of facsimile copies bearing the facsimile signature of a Party shall constitute a valid and binding execution and delivery of this Amendment by such Party.

     7. This Amendment will be governed by and construed in accordance with the laws of the State of Idaho, United States of America, as applied to agreements among Idaho residents entered into and wholly to be performed within the State of Idaho (without reference to any choice or conflicts of laws rules or principles that would require the application of the laws of any other jurisdiction).

     8.  The Parties hereby agree that claims, disputes or controversies of whatever nature, arising out of, in connection with, or in relation to the interpretation, performance or breach of this Amendment (or any other agreement contemplated by or related to this Amendment), shall be resolved in accordance with the dispute resolution procedures set forth in the Company Operating Agreement.

     IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of the date first set forth above.

PHOTRONICS, INC., a Connecticut corporation

By:	/s/ MICHAEL J. LUTTATI

Michael J. Luttati
Chief Executive Officer

MICRON TECHNOLOGY, INC., a Delaware corporation

By:	/s/ D. MARK DURCAN

D. Mark Durcan
President & Chief Executive Officer

REVIEWED
MTI Legal
J.G.

Schedule A

xxxx (Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.)

Schedule B

xxxx (Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.)

Schedule C

xxxx (Material omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Exchange Act of 1934. Material filed separately with the Securities and Exchange Commission.)